Exhibit 23.2


                     CONSENT OF PRICEWATERHOUSECOOPERS, S.C.


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 19, 2004, relating to the consolidated financial statements of Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V., which is included in Kansas City Southern's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the headings "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers, S.C.
/s/ Alberto Del Castillo V. V.

Mexico City, October 27, 2004